EXHIBIT 99.1

Celldex Therapeutics Announces Appointment to Board of Directors

HAMPTON, N.J., Dec. 18, 2014 (GLOBE NEWSWIRE) -- Celldex Therapeutics, Inc. (Nasdaq:CLDX) today announced the appointment of Richard A. van den Broek to the Company's Board of Directors. Mr. van den Broek currently serves as a Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry. In addition, the Company announced that Timothy Shannon, MD has resigned from the Board due to demands on his time, including his roles as Chairman of the Board of Directors of Arvinas, Inc., a privately held biotechnology company and as a General Partner at Canaan Partners.

"Rich brings a wealth of strategic experience across the biopharmaceutical sector that will be important to Celldex as the Company advances its leading pipeline in immuno-oncology towards commercialization," said Larry Ellberger, Chairman of the Board of Directors at Celldex Therapeutics. "I would also like to recognize the significant role Tim Shannon has played in Celldex's development and we wish him all the best in his future endeavors."

Mr. van den Broek currently serves as a Managing Partner of HSMR Advisors, LLC, an investment fund focused on the biotechnology industry since 2004. From 2000 through 2003, he served as a Partner of Cooper Hill Partners, LLC, an investment fund focused on the healthcare sector. Prior to working for Cooper Hill Partners, LLC, Mr. van den Broek had a 10-year career as a biotech analyst, starting at Oppenheimer & Co., then Merrill Lynch, and finally at Hambrecht & Quist. Mr. van den Broek graduated from Harvard University and is a Chartered Financial Analyst. Mr. van den Broek sits on the Boards of Directors of Pharmacyclics, Inc., Response Genetics, Inc., CogState Limited and Special Diversified Opportunities, Inc.

About Celldex Therapeutics, Inc.

Celldex is developing targeted therapeutics to address devastating diseases for which available treatments are inadequate. Our pipeline is built from a proprietary portfolio of antibodies and immunomodulators used alone and in strategic combinations to create novel, disease-specific therapies that induce, enhance or suppress the body's immune response. Visit www.celldex.com.

Forward Looking Statement

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company's strategic focus and the future development and commercialization (by Celldex and others) of rindopepimut ("rindo"; CDX-110), glembatumumab vedotin ("glemba"; CDX-011), varlilumab ("varli"; CDX-1127), CDX-1401, CDX-301 and other products and our goals for 2014. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully complete research and further development and commercialization of rindopepimut, glembatumumab vedotin and other drug candidates; our ability to obtain additional capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple products at varying stages of development; the availability, cost, delivery and quality of clinical and commercial grade materials produced by our own manufacturing facility or supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company's programs to continue to develop; our ability to protect the Company's intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's products; and other factors listed under "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:
         Sarah Cavanaugh
         Vice President of Investor Relations & Corp Communications
         Celldex Therapeutics, Inc.
         (781) 433-3161
         scavanaugh@celldex.com

         Media Inquiries:
         Dan Budwick
         Pure Communications, Inc.
         (973) 271-6085
         dan@purecommunicationsinc.com